Exhibit 99.1

Rent-A-Center, Inc. Reports September Key Operating Metrics
Plano, Texas, October 20, 2017 -- Rent-A-Center, Inc. (the “Company") (NASDAQ/NGS: RCII) today announced the following key operating metrics for its Core U.S. and Acceptance NOW (“ANow”) businesses for September 2017:
Core U.S.

•	Same Store Sales: (4.2%)

•	Delinquencies: 6.9%, 30 basis points favorable versus prior month, 270 basis points favorable versus prior year

•	Average Monthly Rate of New Agreements: 14.9% favorable versus prior year

•	Co-worker Turnover: 86.6% and 22.0 percentage points favorable versus prior year
Acceptance NOW

•	Same Store Sales: 8.1%

•	Delinquencies: 11.2%, 90 basis points unfavorable versus prior month, 250 basis points unfavorable versus prior year

In the Core U.S. segment, September same store sales improved sequentially for the fifth consecutive month, with an increase of 110 basis points, and a total year-to-date increase of 850 basis points, due to the improvements driven by the Company’s strategic plan. As a result of the impact of recent hurricanes, the Company instituted a change to the same store sales store selection in its reporting, excluding geographically impacted regions for 18 months. This change will ensure that the same store sales figure is consistent and accurately reflects the underlying performance of the business.

Rent-A-Center continues to see a positive trajectory from the improvement in its Core U.S. inventory position. The current average monthly rate for all agreements in the portfolio is approximately $114.50, up approximately 5.5 percent versus the prior year. The monthly rate of new agreements was approximately $116.00 in September, up 15 percent from the prior year.

Delinquencies have been stable at approximately 7 percent since late in the second quarter, down 270 basis points in September versus last year. As part of its strategic plan, the Company has started the process of charging off late-stage delinquent customers earlier in the month to improve workforce efficiency. These efforts to refine account management practices benefitted the delinquencies numbers in September by approximately 40 basis points.

Turnover continues to be significantly lower than 2016 and improved sequentially in September as the Company continues to refine the programs aimed at hiring and retaining store level coworkers. The more tenured workforce coupled with the improvements in feedback and training puts the Company in a better position to drive agreement volume entering the holiday season.

In Acceptance NOW, same store sales continue to show positive results. Same store sales currently represents about one-third of all staffed locations, excluding new stores, locations impacted by transferred agreements and locations impacted by the hurricanes. Delinquencies were at 11.2 percent in September, and 9.9 percent excluding Conn’s and HHGregg agreements. Given the portfolio nature of

Exhibit 99.1

the business, delinquency levels are expected to improve as those agreements continue to decline in materiality over time.

The Company is assessing and implementing strategies aimed at improving the Acceptance NOW business model, including an enhanced value proposition expected to increase ownership and improve return on investment. There continue to be significant efforts around optimizing partner relationships. Additionally, several decision engine enhancements aimed at improving ownership and decreasing losses have been implemented this year but will take time to materially impact the portfolio performance.

The Company scheduled its third quarter earnings call for Tuesday, October 31st at 8:30 am ET and plans to discuss its financial and operational results.
Metric Definitions
Core U.S.

•	Same Store Sales - year over year revenue performance on comparable stores

•	Delinquencies - percent of customer agreements greater than 7 days past due

•	Average Monthly Rate of New Agreements - average monthly rental rate for agreements originated in the period

•	Co-worker Turnover - annualized year to date store co-worker turnover
Acceptance NOW

•	Same Store Sales - year over year revenue performance on comparable stores

•	Delinquencies - percent of customer agreements, in staffed locations, greater than 32 days past due
About Rent-A-Center, Inc.

A rent-to-own industry leader, Plano, Texas-based, Rent-A-Center, Inc., is focused on improving the quality of life for its customers by providing them the opportunity to obtain ownership of high-quality, durable products such as consumer electronics, appliances, computers, furniture and accessories, under flexible rental purchase agreements with no long-term obligation. The Company owns and operates stores in the United States, Mexico, Canada and Puerto Rico, and Acceptance NOW kiosk locations in the United States and Puerto Rico. Rent-A-Center Franchising International, Inc., a wholly owned subsidiary of the Company, is a national franchiser of rent-to-own stores operating under the trade names of “Rent-A-Center”, “ColorTyme”, and “RimTyme”. For additional information about the Company, please visit our website at www.rentacenter.com.

Forward-Looking Statements

This press release and the guidance above contain forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “could,” “estimate,” “should,” “anticipate,” “believe,” or “confident,” or the negative thereof or variations thereon or similar terminology. The Company believes that the expectations reflected in such forward-looking statements are accurate. However, there can be no assurance that such expectations will occur. The Company's actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the general strength of the economy and other

Exhibit 99.1

economic conditions affecting consumer preferences and spending; factors affecting the disposable income available to the Company’s current and potential customers; changes in the unemployment rate; difficulties encountered in improving the financial and operational performance of the Company’s business segments; the Company’s chief executive officer and chief financial officer transitions, including the Company’s ability to effectively operate and execute its strategies during the interim period and difficulties or delays in identifying and/or attracting a permanent chief financial officer with the required level of experience and expertise; failure to manage the Company’s store labor and other store expenses; the Company’s ability to develop and successfully execute strategic initiatives; disruptions, including capacity-related outages, caused by the implementation and operation of the Company’s new store information management system, and its transition to more-readily scalable, “cloud-based” solutions; the Company’s ability to develop and successfully implement digital or E-commerce capabilities, including mobile applications; disruptions in the Company’s supply chain; limitations of, or disruptions in, the Company’s distribution network; rapid inflation or deflation in the prices of the Company’s products; the Company’s ability to execute and the effectiveness of a store consolidation, including the Company’s ability to retain the revenue from customer accounts merged into another store location as a result of a store consolidation; the Company’s available cash flow; the Company’s ability to identify and successfully market products and services that appeal to its customer demographic; consumer preferences and perceptions of the Company’s brand; uncertainties regarding the ability to open new locations; the Company’s ability to acquire additional stores or customer accounts on favorable terms; the Company’s ability to control costs and increase profitability; the Company’s ability to retain the revenue associated with acquired customer accounts and enhance the performance of acquired stores; the Company’s ability to enter into new and collect on its rental or lease purchase agreements; the passage of legislation adversely affecting the Rent-to-Own industry; the Company’s compliance with applicable statutes or regulations governing its transactions; changes in interest rates; adverse changes in the economic conditions of the industries, countries or markets that the Company serves; information technology and data security costs; the impact of any breaches in data security or other disturbances to the Company's information technology and other networks and the Company’s ability to protect the integrity and security of individually identifiable data of its customers and employees; changes in the Company’s stock price, the number of shares of common stock that it may or may not repurchase, and future dividends, if any; changes in estimates relating to self-insurance liabilities and income tax and litigation reserves; changes in the Company’s effective tax rate; fluctuations in foreign currency exchange rates; the Company’s ability to maintain an effective system of internal controls; the resolution of the Company’s litigation; and the other risks detailed from time to time in the Company’s SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2016, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact for Rent-A-Center, Inc.:
Daniel O’Rourke
VP - Finance, Investor Relations and Treasury
(972) 801-1104
InvestorRelations@rentacenter.com